Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213508) of our report dated June 22, 2018, relating to the financial statements and financial statement schedule of the Johnson Controls Federal Systems, Inc. Retirement Savings Plan, included in this Annual Report on Form 11-K of the Johnson Controls Federal Systems, Inc. Retirement Savings Plan for the year ended December 31, 2017.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 22, 2018